Exhibit 23.1

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16 Raffles Quay #22-00          P.O. Box 448            Telephone +65 6213 3388
Hong Leon Building              Robinson Road           Fax +65 6225 0984
Singapore 048581                Singapore 900848        www.kpmg.com.sg

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
STATS ChipPAC Ltd.:

We consent to the incorporation by reference in the registration statement on Form S-8 for the registration of shares of common stock to be issued pursuant to the Share Option Plan and Employee Share Purchase Plan 2004, of our report dated February 6, 2004, relating to the consolidated balance sheets of ST Assembly Test Services Ltd and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for the years ended December 31, 2001, 2002, and 2003, which report appears in the December 31, 2003, annual report on Form 20-F of ST Assembly Test Services Ltd.

/s/ KPMG
Singapore
August 24, 2004